Exhibit 99.1

CNS Pharmaceuticals Announces Pricing of $6.0 Million Public Offering At a Premium to the Market Closing Price

HOUSTON, TX (November 30, 2022) – CNS Pharmaceuticals, Inc. (NASDAQ: CNSP) (“CNS” or the “Company”), a biopharmaceutical company specializing in the development of novel treatments for primary and metastatic cancers in the brain and central nervous system, today announced the pricing of a public offering of an aggregate of (i) 1,889,764 shares of common stock (or pre-funded warrants in lieu thereof), and (ii) warrants (the “Common Warrants”) to purchase up to 1,889,764 shares of common stock at a combined public offering price of $3.175 per share (or pre-funded warrant) and associated warrant. The Common Warrants will be immediately exercisable at an exercise price of $3.03 per share and will expire five years following the initial exercise date. The offering is expected to close on or about December 5, 2022, subject to satisfaction of customary closing conditions.

The Company intends to use the net proceeds of the offering for its ongoing clinical trial, other research and development, and working capital.

H.C. Wainwright & Co. is acting as the exclusive lead placement agent for the offering. Brookline Capital Markets, a division of Arcadia Securities, LLC is acting as the co-placement agent for the offering.

The securities described above are being offered by the Company pursuant to a registration statement on Form S-1 (No. 333-267975) originally filed October 21, 2022 with the Securities and Exchange Commission (SEC) and declared effective by the SEC on November 30, 2022. A final prospectus relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus may be obtained, when available, from H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

The Company also has agreed that certain existing warrants to purchase up to an aggregate of (i) 16,667 shares of common stock at an exercise price of $66.00 and an expiration date of December 28, 2025 and (ii) 210,527 shares of common stock at an exercise price of $24.60 and an expiration date of January 11, 2027 will be amended effective upon the closing of the offering so that the amended warrants will have a reduced exercise price of $3.03 per share and will expire five years following the closing of the offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About CNS Pharmaceuticals, Inc.

CNS Pharmaceuticals a clinical-stage pharmaceutical company developing a pipeline of anti-cancer drug candidates for the treatment of primary and metastatic cancers of the brain and central nervous system. The Company’s lead drug candidate, Berubicin, is a novel anthracycline and the first anthracycline to appear to cross the blood-brain barrier. Berubicin is currently in development for the treatment of a number of serious brain and CNS oncology indications including glioblastoma multiforme (GBM), an aggressive and incurable form of brain cancer.

For more information, please visit www.CNSPharma.com, and connect with the Company on Twitter, Facebook, and LinkedIn.

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Forward-Looking Statements

Some of the statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements include, without limitation, the satisfaction of the customary closing conditions related to the offering and the intended use of proceeds from the offering. These statements relate to future events, future expectations, plans and prospects. Although CNS believes the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. CNS has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including market and other conditions and those discussed under Item 1A. "Risk Factors" in CNS's most recently filed Form 10-K filed with the Securities and Exchange Commission ("SEC") and updated from time to time in its Form 10-Q filings and in its other public filings with the SEC. Any forward-looking statements contained in this press release speak only as of its date. CNS undertakes no obligation to update any forward-looking statements contained in this press release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events, except as required by law.

CONTACTS:

Investor Relations Contact

JTC Team, LLC

Jenene Thomas

833-475-8247

CNSP@jtcir.com

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